UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2015

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On June 8, 2015, Kosmos Energy Ltd. (the “Company”) amended its existing revolving credit facility agreement (the “RCF”) (under which the Company is the Original Borrower) by entering into a letter agreement (the “Letter Agreement”) that supplements and amends the RCF.  The Letter Agreement became effective on June 9, 2015.

The Letter Agreement makes certain amendments to the terms of the RCF, subject to certain conditions and exceptions, including without limitation:

•                  the increase of borrowing capacity from $300 million to $400 million;

•                  the extension of the maturity date by three years to November 23, 2018;

•                  the reduction of annual commitment fees payable by the Company to each lender under the RCF from 40% to 30% of the 6.00% per annum margin set forth in the RCF; and

•                  the addition of a negative covenant concerning the incurrence of certain financial indebtedness which incorporates the corresponding negative covenant in the indenture governing the Company’s 7.875% senior secured notes due 2021.

The Company expects to pay approximately $8 million in fees to the facility agent under the RCF associated with entering into the Letter Agreement which will be amortized as expense over the remaining term of the RCF.

A copy of the Letter Agreement is contained in Exhibit 1.1 hereto, which exhibit is incorporated by reference into this Item 1.01.  The above description is qualified in its entirety by reference to such exhibit.

Item 9.01                    Financial Statements and Other Exhibits

Exhibit No.	Description
1.1

Amendment Letter, dated June 8, 2015, supplemental to and amending the Revolving Credit Facility Agreement, dated March 14, 2014, among Kosmos Energy Ltd., as Original Borrower, certain of its subsidiaries listed therein, as Original Guarantors, Standard Chartered Bank, as Facility Agent, BNP Paribas, as Security and Intercreditor Agent, and the financial institutions listed therein, as Original Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 11, 2015

KOSMOS ENERGY LTD.

By:	/s/ Thomas P. Chambers
Thomas P. Chambers
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1

Amendment Letter, dated June 8, 2015, supplemental to and amending the Revolving Credit Facility Agreement, dated March 14, 2014, among Kosmos Energy Ltd., as Original Borrower, certain of its subsidiaries listed therein, as Original Guarantors, Standard Chartered Bank, as Facility Agent, BNP Paribas, as Security and Intercreditor Agent, and the financial institutions listed therein, as Original Lenders.